EXHIBIT 16



January 31, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

      We have read the statements made Financial Content, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.


Very truly yours,



/s/ Pohl, McNabola, Berg & Co., LLP
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Pohl, McNabola, Berg & Co., LLP